EXHIBIT 99.1

                                                    CONTACT:  Heather Greer
                                              Interplay Entertainment Corp.
                                                       HGREER@INTERPLAY.COM
                                                             (949) 553-6655

                                                      FOR IMMEDIATE RELEASE


                      INTERPLAY RECEIVES DEFICIENCY NOTICE
                                   FROM NASDAQ

     IRVINE, Calif., February 15, 2002 -- Interplay Entertainment Corp. (Nasdaq:
IPLY) announced today that it received a "deficiency notice" from the Nasdaq Staff dated February 14, 2002, stating that for the last 30 consecutive trading days, Interplay's common stock has not maintained a minimum market value of publicly held shares of $15,000,000 and a minimum bid price per share of $3.00 as required for continued listing under Nasdaq Marketplace Rules 4450(b)(3) and 4450(b)(4), respectively. Additionally, Interplay does not meet Nasdaq's alternative listing requirements, which require, among other things, that Interplay have a stockholders' equity of $10 million, a minimum market value of publicly held shares of $5,000,000 and a minimum bid price per share of $1.00 Interplay has been provided 90 calendar days, or until May 15, 2002, to regain compliance. Interplay intends to make every effort to regain compliance prior to the May 15, 2002, deadline. If Interplay fails to regain compliance, the company expects to be notified by Nasdaq that its securities will be delisted.

ABOUT INTERPLAY ENTERTAINMENT CORP.

Interplay Entertainment Corp. is a leading developer, publisher and distributor of interactive entertainment software for both core gamers and the mass market. Interplay currently balances its development efforts by publishing for personal computers as well as current and next generation video game consoles. Interplay releases products through Interplay, Shiny Entertainment, Digital Mayhem, Black Isle Studios, its distribution partners and its wholly owned subsidiary Interplay OEM, Inc. More comprehensive information on Interplay and its products is available through its worldwide web site at HTTP://WWW.INTERPLAY.COM.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. For example, Interplay's ability to regain compliance with Nasdaq's continued listing requirements for the National Market and Interplay's ability to qualify for listing on the Nasdaq SmallCap Market depends on the company's stock price increasing, and the many business, economic and other factors that affect a company's stock price, Interplay's ability to raise capital and other factors. Additional important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements are discussed in the Company's filings from time to time with the Securities and


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Exchange Commission, including but not limited to the Company's annual reports on Form 10-K and the Company's subsequent quarterly filings on Form 10-Q. Interplay disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.

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